1

                                          Exhibit 10.10

                              Consulting Agreement:

Agreement made January 1, 2000 by and between the following participants.

Shopoverseas.com, Inc. a Nevada Corporation with offices located at 4706 18th Ave., Brooklyn, N.Y. 11204, hereinafter referred to as "The Company"

And,

Marina D'Arezzo, of The D'arezzo Collection Inc. located at 200 Central Park South, New York, NY 10019, acting as Consultant & Member of Advisory Board for ShopOverseas.com, Inc., hereinafter referred to as "Consultant

                                R E C I T A L S:

     A. Consultant is engaged in and has considerable experience & contacts in the fashion, designing, media, public relations, and related fields.

     B. Company desires to engage the services of Consultant in order to avail itself of Consultant's experience, skills and abilities, contacts, background and knowledge to facilitate Company's business plan, and is therefore willing to engage Consultant upon the terms and conditions herein contained.

     C. Consultant agrees to be engaged and retained by Company upon said terms and conditions.

     NOW, THEREFORE, in consideration of the recitals, promises, and conditions set forth in this Agreement, the Company and the Consultant hereby agree as follows:

     1. Services. The Company hereby retains Consultant to be a member of its Advisory Board, to render such advice, consultation and information to the Board of Directors, & officers of the Company regarding aesthetics and presentation of its website, web content, its Pulse 3d animated character, its and product lines, including imported, luxury and exotic products to be featured on its website, media, advertising and marketing. Additionally, Consultant will exercise its best effort to assist company in recruiting other complementary members to its advisory board with backgrounds in fashion, media, public relations, advertising, marketing and venture capital.

     2. Term. The term of this Agreement shall be for a period of twelve (12) months commencing January 1, 2000 and shall be renewable upon consent of both parties.

     3. Compensation. In consideration for the services provided by Consultant, Company agrees to issue 10,000 shares of its common stock quarterly to Consultant, at the end of each quarter in which consultant provided the services.

     4. Relationship of Parties. This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have authority to act as an agent of the Company except when such authority is specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by Consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant. All compensation paid to Consultant shall constitute earnings to Consultant from self-employment income. Company shall not withhold any amounts there from as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers and employees.

     5. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries, and affiliates.


     6. Governing Law. This Agreement is made and shall be governed and construed in accordance with the laws of the State of New York.

     7. Assignment. Any attempt by either party to assign any rights, duties, or obligations which arise under this Agreement without the prior written consent of the other party shall be void and shall constitute a breach of the terms of this Agreement.

     8. Litigation Expenses. If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and disbursements in addition to any other relief to which it may be entitled.

     9. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing above. Either party may change its address by written notice made in accordance with this section.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



------------------------                    ----------------------------
SHOPOVERSEAS.COM                            Marina D'Arezzo
("Company")                                 ("Consultant")